Exhibit 10.3

Execution Version

SUBLEASE

between

ARMSTRONG FLOORING, INC.

as Sublandlord

and

ARMSTRONG HARDWOOD FLOORING COMPANY

as Subtenant

for premises located at:

2500 Columbia Avenue, Lancaster, Pennsylvania

December 31, 2018

SUBLEASE

This Sublease (this “Sublease”) , dated as of December 31, 2018, between ARMSTRONG FLOORING, INC., a Delaware corporation (“Sublandlord”), having an address at 2500 Columbia Avenue, Building 701, Lancaster, PA 17603, and Armstrong Hardwood Flooring Company (“Subtenant”), having an address at c/o American Industrial Partners, 450 Lexington Avenue, 40th Floor, New York, NY 10017.

W I T N E S S E T H:

WHEREAS, Sublandlord and an affiliate of Subtenant are parties to (i) that certain Stock Purchase Agreement (the “SPA”) dated as of November 14, 2018, and (ii) that certain Transition Services Agreement dated as of December 31, 2018 (collectively, the “Related Transaction Agreements”);

WHEREAS, Sublandlord has entered into a lease, dated as of April 1, 2016, between Armstrong World Industries, Inc. (“Master Landlord”), as landlord, and Sublandlord, as tenant (the “Master Lease”) for certain premises described in the Master Lease (the “Premises”) and located at the Buildings as defined therein;

WHEREAS, in connection with the consummation of the transactions contemplated by the Related Transaction Agreements, Subtenant desires to sublease from Sublandlord a portion of the Premises, the exact size and location of which will be determined in accordance with Section 2(A) below (the “Demised Premises”), and Sublandlord desires to sublease the Demised Premises to Subtenant upon the terms and conditions hereinafter set forth;

WHEREAS, this Sublease required the consent of Master Landlord in accordance with Article 14 of the Master Lease (the “Consent”), and such Consent was obtained on or prior to the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.    Defined Terms. Unless specifically defined or otherwise provided herein, all capitalized terms used in this Sublease which are defined in the Master Lease shall be deemed to have the respective meanings set forth in the Master Lease.

2.    Demised Premises; Demise and Term.

A.    As of the Commencement Date, the Demised Premises shall be deemed to be composed of those portions of the Premises currently occupied by the Subtenant and its employees in connection with the conduct of the Business (as defined in the SPA), in a manner consistent with the conduct thereof prior to the Commencement Date (the “Current Business Premises”). From and after the Commencement Date, Sublandlord and Subtenant shall work together, in good faith, to determine if the Current Business Premises shall continue to be the Demised Premises or if Subtenant shall be required to relocate and consolidate the Demised Premises into Building 2 (1st and 2nd floors) and Building 402 (2nd floor), or to one or more other Buildings at the Premises reasonably acceptable to the parties. In the event the parties, each acting in good faith, fail to agree upon such determination on or prior to March 31, 2019, then the Demised Premises shall be deemed to mean all of the space located on the 1st and 2nd floors of Building 2 and the 2nd floor of Building 402, and Subtenant shall promptly relocate its employees and Business operations into such space. Within ten (10) days after the exact size and location of the Demised Premises have been determined in accordance with the foregoing provisions, the parties shall attach a description of the Demised Premises as so determined as Exhibit A hereto without further amendment to this Sublease.

B.    For and during the Sublease Term, as defined and established below, Sublandlord leases to Subtenant the Demised Premises. The leasing of the Demised Premises by Subtenant shall include the right of Subtenant (a) to access and use the Common Areas in common with the other tenants in the Buildings and (b) to use all furniture, fixtures, equipment, improvements and betterments owned or leased by Master Landlord or Sublandlord and which, at any time during the Sublease Term, are attached to or installed in the Demised Premises, all subject to such restrictions, rules, regulations and security arrangements as are provided for in the Master Lease.

C.    The term of this Sublease shall commence on the date hereof (the “Commencement Date”) and expire on the day which is one day preceding the Expiration Date of the Master Lease (the “Sublease Expiration Date”; the period from the Commencement Date through the Sublease Expiration Date, the “Sublease Term”), unless sooner cancelled or otherwise terminated as hereinafter provided.

D.    Notwithstanding the provisions of Section 2(C) above, Subtenant shall have the unilateral right to terminate this Sublease to be effective at any time following the sixth (6)-month anniversary of the Commencement Date, upon thirty (30) days prior written notice to Sublandlord and upon the payment to Sublandlord of a fee (the “Termination Fee”) in the amount of $2,500,000.00, which Termination Fee shall be in full and final settlement of all amounts, duties and obligations of Subtenant to Sublandlord hereunder (subject, however, to any surviving obligations or liabilities of Subtenant pursuant to Section 13(C), Section 14(A) and Section 20 hereof). For the avoidance of doubt, the parties expressly confirm, acknowledge and agree that the Termination Fee shall only be due and payable in connection with the exercise of Subtenant’s unilateral right to terminate the Sublease in accordance with this Section 2(D) and shall in no event be due or payable in connection with the expiration or early termination of this Sublease pursuant to any other provision of this Sublease or any provision of the Master Lease.

3.    Use. Subtenant may use the Demised Premises for the Permitted Uses and uses incidental thereto subject to the provisions of the Master Lease, and for no other purpose.

4.    Gross Rent.

A.    Subtenant shall pay to Sublandlord, without notice or demand, in lawful money of the United States, at the address set forth above or at such other address as Sublandlord may by notice designate (provided such designation is made at least ten (10) Business Days prior to the effective date of such address change), monthly gross rent in equal installments of $208,334.00 (the “Gross Rent”) as follows:

Gross Rent shall be payable in advance on the first day of each month during said term, without any set off or deduction whatsoever (except as otherwise expressly provided in Section 7 hereof), except that Subtenant shall pay the first monthly installment of Gross Rent on the Commencement Date. In the event the Commencement Date is other than the first day of a calendar month, or in the event the Sublease Term expires or is terminated on other than the last day of a calendar month, (i) Gross Rent for such partial month(s) shall be prorated on a per diem basis, (ii) the prorated Gross Rent for the partial month in which the Commencement Date occurs, together with the Gross Rent for the first full calendar month during the Sublease Term, shall be paid on the Commencement Date, and (iii) the portion of the Gross Rent paid in excess of the prorated Gross Rent due with respect to the partial month in which any such expiration or termination occurs, shall be promptly refunded by Sublandlord to Subtenant, provided Subtenant is not then in default hereunder beyond the expiration of any applicable notice and/or cure period.

B.    This Sublease is intended to be a “gross” sublease, and Subtenant’s payment of Gross Rent shall constitute the full and complete consideration due and payable to Sublandlord in connection the leasing of the Demised Premises, the other rights and benefits granted to Subtenant hereunder, and for the provision of all services (including, without limitation, heat, ventilating and air conditioning, utilities, repairs, restoration, alterations, cleaning, elevator service, hot and cold water and light bulb replacement) to the Demised Premises, as contemplated by Article 8 of the Master Lease, it being agreed that Sublandlord shall use commercially reasonable efforts to cause the Master Landlord to furnish, all such services to the Demised Premises for no charge in addition to Gross Rent. For the avoidance of doubt, the parties expressly acknowledge and agree that Subtenant shall have no liability or obligation to pay or reimburse Sublandlord for any Additional Rent, Taxes, Operating Expenses, or any other rent or additional rent otherwise payable by Sublandlord under the Master Lease, and the provisions of Article 5 of the Master Lease shall not be applicable hereto.

C.    If Subtenant shall fail to make any payment of Gross Rent for more than five (5) days after the same is due and payable, Subtenant shall pay a late payment charge of $.05 for each $1.00 which remains unpaid to compensate Sublandlord for additional expenses in processing such late payment. In addition, if Subtenant fails to pay any Gross Rent when due, Subtenant shall pay interest thereon from the date due until the date paid at an annual rate equal to the Prime Rate plus one percent (1%) per annum but not in excess of the maximum amount permitted by law to be charged to Subtenant, and such interest shall be deemed to be additional rent hereunder.

D.    If any check of Subtenant shall be returned for insufficient funds, there shall be an additional charge to Subtenant of $150.00 and, thereafter, at the request of Sublandlord, Subtenant shall make all payments required hereunder by certified or official bank check only.

E.    The Gross Rent and any other charges expressly required by the terms of this Sublease (e.g., late charges, default interest, attorney’s fees, costs relating to obtaining Master Landlord’s approval) are collectively referred to herein as the “rent”.

5.    Sublease Subject to Master Lease.

A.    A true and complete copy of the Master Lease is annexed hereto and, except as otherwise provided in Section 6 below, is made a part hereof as Exhibit B.

B.    This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Master Lease and to the matters to which the Master Lease is or shall be subordinate. In the event of any termination, re-entry, or dispossession by Master Landlord under the Master Lease, Master Landlord may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease, and Subtenant shall, at Master Landlord’s option, attorn to Master Landlord subject to the conditions and exceptions set forth in Section 14.4(b) of the Master Lease.

C.    Notwithstanding anything to the contrary contained in this Sublease, Subtenant does not have any rights in respect of the Demised Premises greater than Sublandlord’s rights under the Master Lease.

6.    Incorporation by Reference. All of the terms, covenants and conditions contained in the Master Lease are incorporated by reference into this Sublease, except where inconsistent with or modified by the terms of this Sublease, and are also subject, without limitation, to the following specific exceptions and/or modifications:

A.    Notwithstanding anything to the contrary contained herein, (i) the following provisions of the Master Lease are not incorporated into, and shall not be applicable to, this

Sublease but shall continue in full force and effect as between Sublandlord and Master Landlord in the Master Lease: Section 1.1., Section 1.2, Article 3, Article 5, Article 6, Section 14.5, Section 14.6, Section 14.7, Section 25.1, Article 35, Article 40, Section 41.10, Exhibit F-1, Exhibit F-2, Exhibit F-3, Exhibit G and Schedule 40.2; (ii) all references in the Master Lease to “Licensed Space”, “Additional Rent”, “Taxes”, “Operating Expenses”, “Tenant’s Proportionate Share” and any of the other terms specifically defined in Article 5 or Article 40 shall not be incorporated into this Sublease for any reason.

B.    With respect to the provisions of the Master Lease which are incorporated herein, wherever used in such provisions of the Master Lease, the words “Landlord” and “Tenant”, or words of similar import, shall be construed to mean, respectively, “Sublandlord” and “Subtenant”; provided, however, that the word “Landlord” in the Master Lease shall be construed to mean both “Sublandlord” and “Master Landlord” in those Sections of the Master Lease providing for indemnification by Tenant and insurance coverage required by Tenant; the word “Landlord” in the Master Lease shall be construed to mean only Master Landlord in those Sections of the Master Lease providing for Landlord’s services, Building construction and repairs, removal of Building violations, operation of the Buildings, Landlord’s insurance and the like (subject, however, to the provisions of this Sublease); the word “Lease”, or words of similar import, shall be construed to mean this “Sublease”; the words “Minimum Rent”, “minimum or base rent,” “monthly rate”, “Rent”, “rent” or words of similar import, shall be construed to mean only the monthly Gross Rent payable in accordance with Section 4(A) hereof, together with any other charges expressly required by the terms of this Sublease (e.g., late charges, default interest, attorney’s fees, costs relating to obtaining Master Landlord’s approval), and shall in no event be deemed a reference to the amounts payable under Article 3 or Article 5 of the Master Lease; the word “Premises” shall be construed to mean only the Demised Premises as defined in this Sublease; the words “Tenant’s Property” shall be construed to mean “Subtenant’s Property;” the words “term”, “Term” or “Initial Term”, “Commencement Date” or “Possession Date”, and “Expiration Date”, or words of similar import, shall be construed to mean, respectively, the “Sublease Term”, the “Commencement Date” and “Sublease Expiration Date”, as applicable and as set forth in Section 2(C) hereof, and shall in no event be deemed to be a reference to any terms set forth in Article 1 of the Master Lease; and the word “Initial Notice” shall mean any notice of Dispute sent by Sublandlord or Subtenant.

C.    To the extent possible, the provisions of the Master Lease which are incorporated by reference into this Sublease as provided above shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, the provisions of this Sublease shall control.

D.    Whenever the approval or consent of Sublandlord is required under any provision of the Master Lease or this Sublease, Subtenant acknowledges and agrees that the prior written approval or consent of Master Landlord may also be required. In such event, promptly following Sublandlord’s receipt of Subtenant’s request for such approval or consent, Sublandlord shall use commercially reasonable efforts to obtain from Master Landlord its approval or consent to the relevant matter, and any reasonable costs or expenses incurred by Sublandlord in requesting or obtaining Master Landlord’s consent shall be deemed to be additional rent and shall be paid by Subtenant within thirty (30) days after receipt of Sublandlord’s invoice (accompanied by reasonably sufficient supporting documentation) therefor. Whenever Sublandlord has agreed that a required approval or consent shall not be unreasonably withheld or delayed (whether in this Sublease or pursuant to any provision of the Master Lease incorporated herein) Sublandlord may withhold its approval or consent and/or it shall be deemed reasonable for Sublandlord to withhold or delay its approval or consent if Master Landlord shall have delayed or refused to give any approval or consent which may be requested of it related to the same matter, so long as Sublandlord exercised commercially reasonable efforts to obtain such approval or consent from Master Landlord in accordance with the provisions hereof.

7.    Performance by Master Landlord. Subtenant acknowledges that Master Landlord (and not Sublandlord) is responsible for the services and obligations specified in the Master Lease to be provided or performed by Master Landlord thereunder, including, without limitation, heat, ventilating and air conditioning, utilities, repairs, restoration, alterations, cleaning, elevator service, hot and cold water and light bulb replacement, including any of Master Landlord’s repair obligations pursuant to Article 8 of the Master Lease. If Master Landlord shall default or delay in the performance or observance of any of its agreements or obligations under the Master Lease (including, but not limited to, any obligation to perform or furnish any work, services or utilities at or to the Demised Premises or the Premises), Sublandlord agrees that it will, upon written request from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease; provided, however, that Sublandlord will have no obligation to take any legal action to enforce the Master Lease. Notwithstanding the foregoing, Sublandlord shall not be liable to Subtenant for the consequences of any default, failure or delay on the part of Master Landlord, except to the extent that the Master Lease provides abatement, set off, self-help or other rights in connection therewith, in which case Subtenant shall have similar rights against Sublandlord as a result thereof, provided that Subtenant is not in default hereunder beyond the expiration of any applicable notice and/or cure period. In furtherance of the foregoing, Subtenant does, to the extent permitted by law, and so long as Sublandlord complies with its obligations under this Section 7, except for the willful misconduct or gross negligence of Sublandlord, hereby waive any cause of action and any right to bring an action against Sublandlord by reason of any act or omission of Master Landlord under the Master Lease. Notwithstanding the foregoing, if, as a result of Master Landlord’s failure to provide the services or perform the repair obligations contemplated by Article 8 of the Master Lease, it becomes reasonably impracticable for Subtenant to occupy the Demised Premises for the Permitted Uses in accordance with Section 2, and such failure continues for a period in excess of five (5) consecutive Business Days, then, provided Subtenant upon the occurrence of such failure gave Sublandlord written notice thereof describing such failure, Subtenant shall receive a full abatement of all Gross Rent due under this Sublease, which abatement shall be retroactive to date it first became reasonably impracticable for Subtenant to occupy the Demised Premises for the Permitted Uses in accordance with Section 2, and shall continue until the date it again becomes reasonably practical for Subtenant to resume the operation its business therein.

8.    Condition of Demised Premises. Subtenant is leasing and accepts the Demised Premises in its current “AS IS” condition on the Commencement Date, reasonable wear and tear excepted. Without limiting the generality of the foregoing, Sublandlord shall have no obligation to make, supply or perform any alterations, services, material, fixtures, equipment, or decorations to the Demised Premises. In entering into this Sublease, Subtenant has relied solely on such investigations, examinations, and inspections as Subtenant has chosen to make and Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections.

9.    Fire or Casualty; Insurance.

A.    If the Demised Premises shall be damaged by fire or other casualty, Subtenant agrees that it shall not be the obligation of Sublandlord to repair, restore or rebuild the Demised Premises (except to the extent expressly provided to the contrary in Article 8 or Article 12 of the Master Lease) and Subtenant shall look solely to Master Landlord to repair, restore or rebuild the same in accordance with the applicable provisions of the Master Lease. Except to the extent such restoration is Sublandlord’s obligation under Article 8 or Article 12 of the Master Lease, Sublandlord shall not be responsible for restoration nor for any inconvenience or annoyance to Subtenant or injury to Subtenant’s business resulting in any way from such damage or any repair or restoration. If, as a result of any such casualty, the Master Lease grants rights to Sublandlord, Subtenant shall be entitled to the exercise of, or, at Subtenant’s request, Sublandlord will exercise on Subtenant’s behalf, all such rights as they relate to the Demised Premises and to all services and repairs which Master Landlord is and may be obligated to furnish the Demised Premises or Sublandlord with respect to the Demised Premises pursuant to the terms of the Master Lease. Subtenant understands and acknowledges that Sublandlord will not carry insurance of any kind on any goods, furniture or furnishings owned by Subtenant or on any trade or other fixtures, equipment, other items of moveable personal property, improvements, installations or appurtenances owned and removable by Subtenant (collectively, the “Subtenant’s Property”), and that neither Sublandlord nor Master Landlord shall be obligated to repair any damage thereto or replace same.

B.    To the extent applicable to the Demised Premises or Subtenant’s use thereof, Subtenant shall comply with all insurance, release and waiver of subrogation requirements imposed upon Sublandlord as “Tenant” under the Master Lease, including, without limitation, such requirements set forth in Article 31 of the Master Lease as incorporated herein. All such insurance shall name Sublandlord as an additional insured, in addition to the other entities which are required to be named as additional insureds pursuant to the Master Lease. On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord a certificate of insurance as evidence of such insurance coverage and evidence of waivers of subrogation required to be carried hereunder (collectively, the “Required Policies”). Evidence of each renewal or replacement of all such Required Policies shall be delivered by Subtenant to Sublandlord prior to the scheduled expiration date of the Required Policies.

10.    Assignment and Subletting.

A.    Subtenant shall not (i) assign, sell, mortgage, encumber, pledge, or in any manner transfer this Sublease or any interest therein, nor permit any of the foregoing to occur involuntarily, by operation of law, or otherwise, or (ii) sub-sublet the Demised Premises or any part or parts thereof, grant any concession or license, nor otherwise permit use or occupancy of all or any part of the Demised Premises by any person or entity other than Subtenant, or any entity which controls, is controlled by, or is under common control with Subtenant, without, in each of the foregoing instances, the prior written consent of Master Landlord and the prior written consent of Sublandlord (which prior written consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed); provided, however, in no event may Subtenant sublet the Demised Premises in part.

B.    Subtenant acknowledges and agrees that any amounts due to Master Landlord for attorneys’ fees in connection with Subtenant’s request for approval of or consent to any assignment of this Sublease or sub-subletting of all or any portion of the Demised Premises shall be paid by Subtenant to Sublandlord, as additional rent, within thirty (30) days after receipt of Sublandlord’s invoice (accompanied by reasonably sufficient supporting documentation) therefor.

C.    The making of any assignment, transfer, mortgage, pledge or other encumbrance or sub-subletting, in whole or in part, and whether or not in violation of the provisions of this Sublease, shall not operate to relieve or release Subtenant from its obligations under this Sublease and, notwithstanding any such assignment, transfer, mortgage, pledge, encumbrance or sub-subletting, Subtenant shall be liable for the payment of all rent and for the due performance of all the covenants, agreements, terms and provisions of this Sublease to the full end of the Sublease Term in accordance with the terms and provisions hereof. Each and every assignee, whether as assignee or as successor in interest of Subtenant or as assignee or successor in interest of any assignee, shall immediately be and become and remain liable jointly and severally with Subtenant and with each other for the payment of all rent and for the due performance of all the covenants, agreements, terms and provisions of this Sublease on the part of Subtenant to be paid and performed to the full end of the Sublease Term in accordance with the terms and provisions hereof.

D.    Any consent by Sublandlord that may hereafter be given to any act of assignment, transfer, mortgage, pledge, encumbrance or sub-subletting shall be held to apply only to the specific transaction thereby approved. Such consent shall not be construed as a waiver of the duty of Subtenant or its successors or assignees to obtain from Sublandlord and the necessity of the parties to obtain from Master Landlord a consent to any other subsequent assignment, transfer, mortgage, pledge, encumbrance or sub-subletting or as a modification or limitation of the rights of Sublandlord with respect to the foregoing covenants by Subtenant.

11.    Alterations.

A.    Subtenant shall make no alterations, installations, additions or improvements (collectively, “Alterations”) in or to the Demised Premises of any nature without Sublandlord’s prior consent, which consent shall be in Sublandlord’s sole discretion. The foregoing notwithstanding, Sublandlord’s consent shall not be required for (i) mere decorative Alterations (e.g., painting, carpeting and floor and wall coverings) or (ii) installations which are customary for an office tenant, provided such Alterations are non-structural and do not affect any of the mechanical or utility systems of the Buildings or any other space occupied by Sublandlord. If the Master Lease requires the consent of Master Landlord for an Alteration, Subtenant shall not make such Alteration without the consent of Master Landlord (and Sublandlord agrees to pursue such consent, if requested by Subtenant, in accordance with the provisions of Section 6(D) hereof). All Alterations made by Subtenant to the Demised Premises shall be made in accordance with Legal Requirements and the provisions of the Master Lease, including the Rules and Regulations promulgated thereunder. Subtenant shall cooperate with Master Landlord and Sublandlord with respect to the scheduling of Subtenant’s Alterations. Any failure of Subtenant to complete Subtenant’s initial Alterations for occupancy of the Demised Premises shall not result in postponement of the commencement of payment of rent under this Sublease.

B.    Subtenant shall perform all of its Alterations, including the initial Alterations to prepare the Demised Premises for Subtenant’s occupancy (if any), at Subtenant’s sole cost and expense in accordance with and subject to the provisions of Article 7 of the Master Lease.

C.    Subtenant shall provide to Sublandlord and Master Landlord all plans prepared or required in connection with Subtenant’s Alterations, or if no plans are so required, drawings and/or a description of the work.

D.    Except as provided in Article 7 and Article 36 of the Master Lease, all of Subtenant’s Property shall be and at all times remain the property of Subtenant and nothing contained herein shall be construed as prohibiting Subtenant from removing same from the Demised Premises.

E.    Subject to Section 8.1 of the Master Lease, Subtenant shall, throughout the term of this Sublease, take good care of the Demised Premises, the fixtures and equipment therein and any Subtenant Alterations, and at Subtenant’s sole cost and expense, make all repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted.

12.    Representations and Warranties.

A.    Subtenant hereby represents and warrants to Sublandlord that the person signing this Sublease on behalf of Subtenant has the full right and authority to execute this Sublease on behalf of Subtenant, and that this Sublease constitutes a valid and binding obligation of Subtenant enforceable against Subtenant in accordance with its terms. Sublandlord hereby represents and warrants to Subtenant that the person signing this Sublease on behalf of Sublandlord has the full right and authority to execute this Sublease on behalf of Sublandlord, and that this Sublease constitutes a valid and binding obligation of Sublandlord enforceable against Sublandlord in accordance with its terms.

B.    Sublandlord hereby represents and warrants that (i) Sublandlord is the sole holder of the interest of the tenant under the Master Lease; (ii) the Master Lease is in full force and effect and, to the best of Sublandlord’s knowledge, Master Landlord is not in default thereunder; and (iii) Sublandlord, to the best of its knowledge, is not in material default, and has received no notice that it is in default, under the Master Lease.

13.    Subtenant’s and Sublandlord’s Additional Covenants. Subtenant and Sublandlord, as applicable, also covenants as follows:

A.    Subtenant hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Master Lease (except as otherwise provided in Section 6) on the part of the tenant thereunder to be performed and observed, with respect to the Demised Premises and Subtenant’s use of the Common Areas during the Sublease Term, other than as expressly set forth in this Sublease.

B.    Subtenant will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the Master Lease or cause the Master Lease or the rights of Sublandlord, as tenant thereunder, to be terminated or which would or might cause Sublandlord to become liable for any damages, costs, claims or penalties or would or might increase the fixed rent, additional rent or other charges or obligations of Sublandlord, as tenant under the Master Lease, or would or might adversely affect or reduce any of Sublandlord’s rights or benefits under the Master Lease.

C.    Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (“Losses”) arising from the use or occupancy by Subtenant of the Demised Premises or the Buildings or from any work or thing done or any condition created by or any other act or omission of Subtenant or its employees, agents, contractors, visitors or licensees (each a “Subtenant Party”), in or about the Demised Premises or any other part of the Buildings, or from any breach of its obligations under this Sublease, including, without limitation, any Losses resulting from Subtenant’s failure to surrender possession of the Demised Premises on the Sublease Expiration Date in accordance with the terms of this Sublease. The provisions of this Section 13(C) shall survive the expiration or earlier termination of this Sublease.

D.    Sublandlord shall perform and comply with all of the terms, covenants and conditions of the Master Lease on its part to be performed and observed, other than to the extent that any failure to perform shall have resulted from any default by Subtenant hereunder, and Sublandlord will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would cause the Master Lease to be terminated, amended or modified so as to adversely affect the rights or benefits of Subtenant under this Sublease or its derivative rights and benefits under the Master Lease, and Sublandlord will not do or cause to be done or suffer or permit any act or thing to be done or suffered which causes Subtenant to become liable for any damages, costs, claims or penalties.

E.    Sublandlord shall defend, indemnify and hold Subtenant harmless from and against any and all Losses arising from the use or occupancy by Sublandlord of the space demised under the Master Lease (other than the Demised Premises) or from any work or thing done or any condition created by or any other act or omission of Sublandlord or its employees, agents, contractors, visitors or licensees, in or about the Demised Premises or any other part of the Buildings, in each case, resulting from any breach of Sublandlord’s obligations under the Master Lease or this Sublease; provided, however, that the foregoing indemnity shall not apply to any Losses resulting from (i) any action or failure to act by Master Landlord or (ii) the acts of any Subtenant Party. The provisions of this Section 13(E) shall survive the expiration or earlier termination of this Sublease.

F.    Sublandlord and Subtenant each promptly shall furnish to the other copies of any notices of default given by Master Landlord to Sublandlord or Subtenant, and any notices of default sent by Sublandlord to Master Landlord, as the case may be.

14.    Hazardous Substances.

A.    Subtenant acknowledges and expressly agrees to comply with the provisions in Article 38 of the Master Lease, and Subtenant shall indemnify and hold Master Landlord and Sublandlord harmless from and against any claims, demands, losses, liabilities, penalties and damages arising out of, or in any way connected with the installation, placement, storage or release of Hazardous Materials used or installed by Subtenant, Subtenant’s employees, contractors or agents upon the Demised Premises in violation of the terms of this Sublease or the Master Lease. If Subtenant, or its employees, contractors or agents install, use, store or place Hazardous Materials in the Demised Premises, Subtenant shall be obligated to remove and dispose of said Hazardous Materials in compliance with all Legal Requirements. This covenant shall survive the expiration or earlier termination of this Sublease.

B.    Sublandlord acknowledges and expressly agrees to comply with the provisions in Article 38 of the Master Lease, and Sublandlord shall indemnify and hold Subtenant harmless from and against any claims, demands, losses, liabilities, penalties and damages arising out of, or in any way connected with the installation, placement, storage or release of Hazardous Materials used or installed by Sublandlord, Sublandlord’s employees, contractors or agents upon the Demised Premises or any other space demised to Sublandlord under the Master Lease in violation of the terms of this Sublease or the Master Lease. This covenant shall survive the expiration or earlier termination of this Sublease.

15.    Remedies. If Subtenant defaults in the performance of any of the terms, covenants or conditions of this Sublease or the Master Lease (to the extent incorporated herein) beyond any applicable notice and cure period, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled at law or in equity, and also any and all of the rights and remedies specifically provided for in the Master Lease with the same force and effect as if herein specifically set forth in full, and wherever in the Master Lease rights and remedies are given to Master Landlord, the same shall be deemed to refer to Sublandlord.

16.    Broker. Sublandlord and Subtenant each represent and warrant to the other that it dealt with no broker, finder or agent in connection with this Sublease. Each of Sublandlord and Subtenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature, including, without limitation, reasonable attorneys’ fees and disbursements, which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Sublease, or arising from a breach by such party of any representation and warranty set forth in this Section 16.

17.    Notices. All notices, requests, claims, demands or other communications under this Sublease (collectively, “Notices” or “notices”) shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17):

If to Sublandlord, to:

Armstrong Flooring, Inc.
Building 701
2500 Columbia Avenue
Lancaster, PA 17603
Attention: General Counsel
Email:

With a copy to:

Armstrong Flooring, Inc.
P.O. Box 3025
Lancaster, PA 17604
Attention: General Counsel
Email:

If to Subtenant, to:

Richard Hoffman
c/o American Industrial Partners
450 Lexington Avenue, 40th Floor
New York, NY 10017
Attention: General Counsel and Richard Hoffman
Email: notices@americanindustrial.com
richard@americanindustrial.com

Any party may, by notice to the other party, change the address to which such notices are to be given. A notice given by counsel for Sublandlord or Subtenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Section 17. Each of the parties hereto waives personal or any other service other than as provided for in this Section 17. Notwithstanding the foregoing, either party hereto may give the other party facsimile, email or oral notice of the need of emergency repairs. Sublandlord’s rent bills, invoices and related documentation may be delivered by Sublandlord via ordinary United States mail.

18.    Quiet Enjoyment. Provided that Subtenant is not in default hereunder beyond the expiration of any applicable notice and/or cure period, Subtenant may peaceably and quietly enjoy the Demised Premises, subject to the Master Lease and all matters to which the Master Lease is subject, the rights of any superior mortgagee or superior lessor and the terms and conditions of this Sublease.

19.    Termination of Master Lease. Subject to the provisions of Section 5(B) hereof, in the event of and upon the termination or cancellation of the Master Lease pursuant to any of the provisions thereof, this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Subtenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Sublandlord’s rights and remedies against Subtenant under the provisions hereof in effect prior to such termination, and any rent owing shall be paid up to the date of such termination and, provided Subtenant is not otherwise in default hereunder beyond the expiration of any applicable notice and/or cure period, any payments of rent made by Subtenant which were on account of any period subsequent to such date shall be returned to Subtenant and Subtenant shall have no claim against Sublandlord of any kind whatsoever.

20.    Surrender. Upon the expiration or other termination of this Sublease, Subtenant shall quit and surrender the Demised Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty or condemnation excepted, vacant and free of all of the Subtenant’s Property and otherwise in accordance with the terms and conditions of this Sublease and the Master Lease. Subtenant’s obligations under this provision shall survive the expiration or earlier termination of this Sublease.

21.    No Waiver. The failure of either party to insist upon the strict performance or observance of any obligation of the other party under this Sublease or to exercise any right or other remedy under or with respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of either party. Sublandlord’s receipt and acceptance of any rent, or acceptance of performance by Sublandlord of any obligation, with knowledge of Subtenant’s breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by the waiving party.

22.    No Oral Change. This Sublease cannot be changed orally or in any manner other than by a written agreement executed by both parties.

23.    Successors and Assigns. Except as may be otherwise specifically provided in this Sublease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of Sublandlord’s interest in the Master Lease, Sublandlord shall be released and discharged from all covenants, conditions and agreements of Sublandlord under this Sublease arising from and after the effective date of such assignment or transfer, provided, however, that such covenants, conditions and agreements arising from and after the effective date of such assignment or transfer shall be deemed to be assumed by and to be binding upon such assignee or transferor.

24.    Interpretation. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effort to the principles of conflicts of law.

25.    Severability. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

26.    Headings. The captions, headings and titles contained in this Sublease, if any, are solely for convenience of reference and shall not affect its interpretation.

27.    Execution and Delivery. The submission to Subtenant of this Sublease shall not constitute an option or offer for the subleasing of the Demised Premises, and the execution and/or delivery of this Sublease by Subtenant shall have no binding force or effect on Sublandlord unless and until Sublandlord and Subtenant shall have (i) executed this Sublease, and (ii) delivered a fully-executed counterpart to each other.

28.    Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute an original hereof and all of which, taken together, shall constitute one and the same instrument.

29.    Miscellaneous.

A.    Except with respect to actions to be taken by Subtenant for which shorter or other time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in those portions of the Master Lease that are incorporated herein for the giving or making of any Notice by the tenant thereunder to Master Landlord, the holder of any leasehold mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purpose of incorporation into this Sublease, by shortening the same in each instance by (i) fifteen (15) days with respect to all such periods of sixty (60) or more days, (ii) seven (7) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) five (5) days with respect to all such periods of twenty (20) or more days but less than thirty (30) days and (iv) three (3) days with respect to all such periods of less than twenty (20) days, provided, however, that in no event shall any such period be shortened to less than three (3) Business Days, so that any Notice may be given or made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord within the time limit relating thereto contained in the Master Lease.

B.    Except with respect to actions to be taken by Sublandlord for which longer time or other limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in those portions of the Master Lease that are incorporated herein for the giving or making of any Notice by Master Landlord, for the performance of any act, covenant or condition by Master Landlord, or for the exercise of any right, remedy or option by Master Landlord thereunder are changed for the purpose of incorporation into this Sublease, by lengthening the same in each instance by (i) fifteen (15) days with respect to all such periods of sixty (60) or more days, (ii) seven (7) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) five (5) days with respect to all such periods of twenty (20) or more days but less than thirty (30) days and (iv) three (3) days with respect to all such periods of less than twenty (20) days so that any Notice may be given, any act, condition or covenant performed or any right, remedy or option exercised, by Sublandlord within the number of days respectively set forth above, after the time limits relating thereto contained in the Master Lease.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease as of the date first above written.

SUBLANDLORD:

ARMSTRONG FLOORING, INC., a Delaware corporation

By:	/s/ Donald R. Maier
Name: Donald R. Maier
Title: President and Chief Executive Officer

SUBTENANT:

ARMSTRONG HARDWOOD FLOORING COMPANY (to be renamed AHF, Inc. after the Closing Date), a Tennessee corporation

By:	/s/ Michael L. Bell
Name: Michael L. Bell
Title: President

EXHIBIT A

Demised Premises

[To follow.]

1

EXHIBIT B

Master Lease

[See attached.]

1